                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           Elcom International, Inc.
                (Name of Registrant as Specified In Its Charter)

                                      [ ]
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

[Elcom International Logo]

                                           April 28, 1997

To the Stockholders of Elcom International, Inc.:

        The Annual Meeting of Stockholders of Elcom International, Inc. will be held at 10:00 A.M. (EDT), on June 10, 1997, at The Hilton at Dedham Place, 1 Allied Drive, Dedham, Massachusetts.

        We will be reporting on your Company's activities and you will have an opportunity to ask questions about our technology and operations.

        The Board of Directors hopes that you are planning to attend the Annual Meeting personally, and we look forward to greeting you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

        On behalf of the Board of Directors and management of Elcom International, Inc., I would like to thank you for choosing to be a stockholder of our Company, we appreciate your continued support and confidence.

                                           Sincerely yours,

                                           /s/ Robert J. Crowell
                                           Robert J. Crowell
                                           Chairman and Chief Executive Officer

 10 Oceana Way - Norwood, MA 02062 - voice (617) 440-3333 - fax (617) 762-1540

                           ELCOM INTERNATIONAL, INC.
                  10 Oceana Way, Norwood, Massachusetts 02062

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1997

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elcom International, Inc. (the "Company") will be held at The Hilton at Dedham Place, 1 Allied Drive, Dedham, Massachusetts, on June 10, 1997 at 10:00 A.M. (EDT), for the following purposes:

          1. To elect two Directors of the class whose term of office will otherwise expire in 1997 for a three-year term ending at the Annual Meeting of Stockholders in 2000;

          2. To ratify and approve The 1996 Stock Option Plan of Elcom International, Inc. and all options granted thereunder to date; and

          3. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements thereof.

        Holders of record of shares of Common Stock as of the close of business on April 17, 1997 are entitled to receive notice of and to vote at the Annual Meeting of Stockholders.

        It is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date and mail the enclosed Proxy Card in the return envelope provided. Stockholders who attend the Annual Meeting may revoke their Proxies and vote in person.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           Laurence F. Mulhern
                                           Secretary

Norwood, Massachusetts,
April 28, 1997.

                           ELCOM INTERNATIONAL, INC.
                   10 Oceana Way Norwood, Massachusetts 02062

                                PROXY STATEMENT

                       MAILED ON OR ABOUT APRIL 28, 1997

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 1997

                           -------------------------

                              GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Elcom International, Inc., a Delaware Corporation (the "Company"), to be used at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on June 10, 1997, and any adjournments or postponements thereof. The time, place and purpose of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

        The accompanying Proxy is solicited by the Board of Directors of the Company and will be voted in accordance with the instructions contained thereon, if it is returned duly executed and is not revoked. If no choice is specified on the Proxy, it will be voted FOR the election of the individuals nominated for election to the Board of Directors and FOR the ratification and approval of The 1996 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date. A stockholder may revoke a Proxy at any time before it is exercised by delivery of written notice to the Secretary of the Company or by delivery of a duly executed Proxy bearing a later date.

        The costs of soliciting Proxies will be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their name and the Company will reimburse them for their out-of-pocket expenses in connection therewith. In addition to solicitation by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, mail and personal interview.

        The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 17, 1997. On that date, there were 26,837,977 shares of Common Stock of the Company outstanding and entitled to vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights, and each share of Common Stock is entitled to one vote.

        At the Annual Meeting, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or represented by Proxy, constitute a quorum. The shares represented at the Annual Meeting by Proxies which are marked, with respect to the election of Directors, "withheld" or, with respect to any other proposals, "abstain," will be counted as shares present for the purpose of determining whether a quorum is present. Under applicable rules, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Pursuant to such rules, brokers that do not receive instruction are entitled to vote with respect to the election of Directors, but not with respect to the proposal to ratify and approve The 1996 Stock Option Plan of Elcom International, Inc. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

        Pursuant to the Company's By-Laws, at the Annual Meeting, a plurality of the votes cast by the shares present in person or represented by Proxy is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will have no effect on the outcome of the election of Directors, so long as a plurality of the votes cast are cast for the Director nominees.

        In the case of the proposal to ratify and approve The 1996 Stock Option Plan of Elcom International, Inc., the affirmative vote of the majority of the votes cast by shares of Common Stock present in person or represented by Proxy at the Annual Meeting is required to approve this proposal and a vote may be cast for, cast against or abstained from, this proposal. Abstentions will count as present for purposes of this proposal and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and, accordingly, are not entitled to vote for purposes of determining whether this proposal has been approved and therefore, will have no effect on the outcome of this proposal.

        Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees and FOR the adoption of the proposal to ratify and approve The 1996 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date.

        All other questions and matters brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or represented by Proxy at the Annual Meeting, unless otherwise provided by law or by the Certificate of Incorporation or By-Laws of the Company. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against such proposal. Broker non-votes, however, are not counted as present and, accordingly, are not entitled to vote for purposes of determining whether a proposal has been approved and therefore, will have no effect on the outcome of any such proposal.

                             ELECTION OF DIRECTORS

        The members of the Company's Board of Directors are divided into three classes with the term of office of one class expiring each year. At the Annual Meeting, two Directors will be elected to serve a three-year term until the Annual Meeting in 2000 and until their successors have been duly elected and qualified. The Nominating Committee of the Board of Directors has nominated J. Richard Cordsen and Richard J. Harries, Jr. to stand for election as Directors at the Annual Meeting. Messrs. Harries and Cordsen are presently Directors of the Company.

        Unless otherwise directed, the persons named in the accompanying Proxy will vote for the election of the two nominees set forth in the table below as Directors of the Company for a three-year term. In the event of the death or inability to act of either of the nominees, the Proxies will be voted for the election as a Director of such other person as the Board of Directors or its Nominating Committee may recommend. In no event will the accompanying Proxy be voted for more than two nominees or for persons other than those named below and any such substitute nominee for either of them.

        The following tables list the nominees for election at the Annual Meeting and those Directors who will continue in office subsequent to the Annual Meeting, and certain other information with respect to each individual.

NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING

                 NAME                    AGE                    POSITION
---------------------------------------  ----  ------------------------------------------
J. Richard Cordsen(1)..................   44   Director of the Company
Richard J. Harries, Jr.(1)(2)..........   59   Director of the Company

---------------
(1) Member of the Nominating Committee.

(2) Member of the Compensation Committee.

        J. Richard Cordsen, a Director of the Company since May 1995, has been head of direct investments of United Gulf Management, Inc. ("United Gulf"), or related entities, since September 1988 and has held various other positions with the same group of entities since January 1983. United Gulf is a Boston, Massachusetts-based investment management company. United Gulf's ultimate parent entity is Kuwait Investment Projects Company (K.S.C.). Prior to his association with United Gulf, Mr. Cordsen held various positions with Chase Manhattan Bank. Mr. Cordsen holds an M.B.A. degree from Columbia University and a Bachelor of Science degree from the University of Colorado.

        Richard J. Harries, Jr., a Director of the Company since December 1993, has been Director of Sales of the Institute for Software Advancement since 1995. From July 1992 to August 1995, upon early retirement from IBM after twenty-five years of service, Mr. Harries was Northeast General Manager for Tascor, Inc. and a sales and marketing consultant. Prior thereto, from 1988 to July 1992, Mr. Harries served as a National Account Executive for IBM. During his career with IBM, Mr. Harries held a number of executive marketing and sales management positions, including ten years of experience in IBM's National Distribution Division Reseller Channel where he was responsible for field sales and marketing programs. Mr. Harries holds a Bachelor of Arts Degree in Political Science and a Master of Arts Degree in Economics from Boston College.

VOTE REQUIRED

        The affirmative vote of a plurality of the shares of Common Stock voting in person or represented by proxy shall be required for the election of the Director nominees. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the election of the Director nominees.

DIRECTORS CONTINUING IN OFFICE

                 NAME                    AGE                    POSITION
---------------------------------------  ---   ------------------------------------------
Robert J. Crowell......................  45    Chairman of the Board of Directors and
                                               Chief Executive Officer of the Company
William W. Smith(1)(2)(3)..............  46    Vice Chairman and a Director of the
                                               Company
John W. Ortiz(2)(3)....................  73    Director of the Company
James Rousou...........................  49    Director and a Corporate Executive Vice
                                                 President of the Company; President and
                                                 Chief Executive Officer of Catalink
                                                 Direct, Inc.

---------------
(1) Member of the Nominating Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

        Robert J. Crowell, the Company's founder, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception in 1992. Mr. Crowell has founded and managed several companies in the PC industry since 1977. From May 1990 to April 1992, he was the Chairman, and from May 1990 to January 1992, Chief Executive Officer also, of JWP Information Services, Inc., a subsidiary of JWP, INC. ("JWP"), with approximately $1.4 billion in 1992 revenues. See "-- JWP." From 1983 to 1990, Mr. Crowell was the Chairman and Chief Executive Officer of NEECO, Inc. ("NEECO"), a publicly-held national PC reseller which was acquired by JWP (forming JWP Information Services, Inc.) in May 1990 for approximately $100 million. From 1977 to 1983, Mr. Crowell founded and managed New England Electronics Co., Inc. (which was renamed NEECO and became a public company in 1986), and Microamerica Distributing Co., Inc. ("Microamerica"), a PC products distributor which Mr. Crowell founded in 1979 as a subsidiary of NEECO. Microamerica was later spun-off by its acquirer and subsequently merged with Softsel to form Merisel, a PC products distributor. Mr. Crowell also founded Professional Software, Inc. in 1980, a PC-based word processing and database software company ("Professional Software"), which was sold in 1986. In April 1992, Mr. Crowell entered into a part-time employment relationship with Cumulus Corporation, a privately-held assembler and remarketer of IBM-compatible PCs located in Cleveland, Ohio. Mr. Crowell was employed on a part-time basis to act as Vice Chairman of the Board of Cumulus Corporation until he resigned on August 18, 1992. On January 7, 1993, an involuntary petition for bankruptcy proceedings was filed against Cumulus Corporation under Chapter 7 of the United States Bankruptcy Code. Mr. Crowell holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts and is a Vietnam veteran.

        William W. Smith has been Vice Chairman and a Director of the Company since March 1993. Mr. Smith develops real estate and has been semi-retired since August 1991. Mr. Smith joined NEECO as a major stockholder in 1978 and served as Chief Financial Officer until its acquisition by JWP in May 1990. Mr. Smith continued to serve as Chief Financial Officer of JWP Information Services, Inc. until December 1990, then he served as a consultant until he retired in August 1991. Mr. Smith holds a Magna Cum Laude Bachelor of Science degree in Accounting from the University of Massachusetts.

        John W. Ortiz, a Director of the Company since December 1993, is a retired investor who was an executive at South Shore Bank where he was employed from 1942 to 1989, most recently as Senior Vice President and Group Head of Commercial Lending. Mr. Ortiz also presided as the president of the New England Chapter of Robert Morris Associates and as a director of the Massachusetts Higher Education Loan Corporation at times during his banking career. Mr. Ortiz is a 1954 graduate of Northeastern University's Bachelor of Arts program.

        James Rousou was Lantec's (as hereafter defined) Chairman and Chief Executive Officer from September 1993 to March 1996 and, since November 1995, has been a Corporate Executive Vice President of the Company. On April 1, 1996, Mr. Rousou was appointed Chief Executive Officer of Catalink Direct, Inc. ("Catalink") a wholly-owned subsidiary of the Company, and subsequently also was appointed President. From September 1991 to August 1993, Mr. Rousou was the Managing Director of JWP Information Services Ltd. (a PC remarketer in the United Kingdom) and from January 1991 to August 1991 he was Managing Director, and from June 1990 to December 1990, Finance Director, of Businessland (U.K.) Ltd. (a PC remarketer), until it was acquired by JWP. Mr. Rousou holds a Bachelor of Science Degree in Economics and Finance from the London School of Economics and has been a Fellow of the Institute of Chartered Accountants in England and Wales since 1973. See "-- Board Observer."

JWP

        JWP acquired NEECO in 1990 and operated its United States computer reseller and system integration services businesses through an indirect subsidiary, JWP Information Services, Inc. ("Information Services"). Mr. Crowell and Mr. Wolf were executive officers of Information Services until their resignations in April, and May, 1992, respectively. On August 9, 1993, JWP sold substantially all of its United States computer business operations, comprising substantially all of the assets of Information Services, to Entex Information Services, Inc., which is now a competitor of Catalink. In October 1993, following that sale, Information Services filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code.

BOARD OBSERVER

        Pursuant to a stockholders agreement, originally entered into in connection with the acquisition of Lantec in June 1995 among certain of the former stockholders of Lantec, the Company and Robert J. Crowell, and amended and restated as of April 6, 1996 (the "Lantec Stockholders' Agreement"), until June 22, 2002, as long as the former stockholders of Lantec are the record owners of at least 2,500,000 shares of Common Stock (including, on an as-if-exercised-basis, any shares underlying warrants), such stockholders shall have the right to designate an observer (the "Board Observer") to attend meetings of the Company's Board of Directors and committees thereof. No Observer has the right to vote on any matter presented to the Board of Directors or any committee thereof. Since the election of James Rousou, a Corporate Executive Vice President of the Company and President and Chief Executive Officer of Catalink, as a Director in 1996, Mr. Rousou has also continued in his role as Board Observer. The Lantec Stockholders' Agreement also provides that the former stockholders of Lantec may renounce their observer right.

DIRECTORS AND TERMS OF OFFICE

        The By-Laws of the Company provide that the Board of Directors shall consist of such number of Directors, between five and fifteen, as are elected by the stockholders from time to time. The number of Directors is currently fixed at six. The Board is divided into three classes, with Directors serving three-year staggered terms. John W. Ortiz and James Rousou serve as a Class I Directors, and hold office until the 1999 Annual Meeting of

Stockholders; J. Richard Cordsen and Richard J. Harries, Jr., serve as Class II Directors, and hold office until the 1997 Annual Meeting of Stockholders; and Robert J. Crowell and William W. Smith, serve as Class III Directors, and hold office until the 1998 Annual Meeting of Stockholders. Messrs. Cordsen and Harries are standing for re-election to three year terms as Directors at the Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee has the authority to: (i) administer the Company's stock option plans, including the selection of optionees and the timing of option grants; (ii) review and/or approve compensation and bonus payments made to Company Executives; and (iii) review and monitor key employee compensation and benefits policies and administer the Company's management compensation plans. The Compensation Committee did not meet during 1996, as the Compensation Committee's actions are generally taken by unanimous written consent. The members of the Compensation Committee are Messrs. Smith
(Chairman), Harries and Ortiz.

        The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial control procedures and the adequacy of such internal control procedures. The Audit Committee met two times during 1996 and also conducted an additional meeting in early 1997 relative to the 1996 audit. Messrs. Smith and Ortiz serve as the members of the Audit Committee.

        The Nominating Committee reviews potential candidates for election as Directors of the Company and makes recommendations to the Board of Directors as to nominees for election. Messrs. Smith, Harries and Cordsen serve as the members of the Nominating Committee. The Nominating Committee does not consider stockholder nominations. The Nominating Committee did not meet during 1996, having taken its action by unanimous written consent.

        The Board of Directors met nine times during the 1996 calendar year and each Director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during the period he served as a Director, and (ii) the total number of meetings held by Committees of the Board on which he served.

DIRECTOR COMPENSATION

        Except for the grant of stock options as set forth in the following paragraph, the Company's Directors are not compensated for any meetings that they attend, but are reimbursed for expenses that are incurred in attending such meetings.

1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        Non-employee Directors are entitled to participate in the 1995 Non-Employee Director Stock Option Plan (the "Director Plan"), adopted by the Board of Directors in October 1995, and approved by stockholders in November 1995. A total of 250,000 shares of Common Stock have been reserved for issuance under the Director Plan. The Director Plan provides for an automatic grant of an option to purchase 5,000 shares of Common Stock to each non-employee Director serving as such on October 9, 1995 or for persons who become a non-employee Director thereafter, on their date of election or appointment as applicable. After the initial option is granted to the non-employee Director, he or she is automatically granted an option to purchase 5,000 shares on June 1 of each subsequent year that he or she is then a nonemployee Director. Options granted under the Director Plan have a term of ten years. One-third of the shares subject to each option vest on each anniversary date of the grant of the option so long as the optionee continues to serve as a Director on such dates. The exercise price of the options is the fair market value per share of the Company's Common Stock on the date of the grant of the option, which was $14.25 per share and $8.13 per share for the 20,000 options granted pursuant to the Director Plan in 1996 and 1995, respectively. In addition, on December 20, 1996, each of the non-employee Directors was granted an option to purchase 5,000 shares under the Company's 1993 Stock Option Plan (as hereinafter defined) at $7.50 per share. At an April 3, 1997 Board meeting, all of the non-employee Director options were repriced to

$6.57 per share; see "-- Stock Option Repricing." Messrs. Cordsen, Harries, Ortiz and Smith are the Company's current non-employee Directors who received such option grants and repricing thereof.

      APPROVAL OF THE 1996 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC.

        The stockholders will be asked at the meeting to ratify and approve the 1996 Stock Option Plan of Elcom International, Inc. (the "1996 Stock Option Plan") and all of the options granted thereunder to date which was adopted by the Board of Directors on August 19, 1996. The 1996 Stock Option Plan covers 2,400,000 shares of the Company's Common Stock pursuant to which "key personnel", which includes officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive incentive stock options ("ISOs") and/or non-qualified stock options ("NQOptions").

        The Board of Directors believes that substantial benefits accrue to the Company from the granting of stock options to key personnel. Such options encourage employees to acquire a proprietary interest in the Company through stock ownership and thereby afford them a greater incentive to enhance the value of the Company's Common Stock through their own efforts in improving the Company's business. The granting of options also has proven instrumental in attracting and retaining key executives and other employees. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such key personnel as may be selected to participate in the 1996 Stock Option Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the 1996 Stock Option Plan.

        For these reasons, the Board of Directors adopted the 1996 Stock Option Plan and, accordingly, believes that approval of the Plan is in the best interests of the Company and recommends that stockholders vote FOR the proposal to ratify and approve the 1996 Stock Option Plan and all of the options granted thereunder to date.

        The full text of the 1996 Stock Option Plan is attached hereto as Exhibit A. Important details about specific provisions of the 1996 Stock Option Plan are more fully described below, but the following summary is not intended to be complete and it is qualified in its entirety by reference to the 1996 Stock Option Plan.

DURATION AND ADMINISTRATION OF THE 1996 STOCK OPTION PLAN

        The 1996 Stock Option Plan is administered by the Compensation Committee of the Board, presently comprised of Messrs. Harries, Ortiz and Smith. Members of the Committee shall be comprised of persons who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code and who are "non-employee directors" under Rule 16(b)(3) of the Securities Exchange Act of 1934. Subject to the terms and conditions of the 1996 Stock Option Plan, and in addition to the other authorizations granted to the Committee under the 1996 Stock Option Plan, the Committee shall have full and final authority in its absolute discretion to (a) select the optionees to whom options will be granted, (b) determine the number of shares of Common Stock subject to any option, (c) determine the time when options will be granted, (d) determine the option price of Common Stock subject to an option, (e) determine the time when Common Stock subject to an option may be purchased, (f) prescribe the form of the option agreements governing the options which are granted under the 1996 Stock Option Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of the 1996 Stock Option Plan, (g) adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the 1996 Stock Option Plan, and (h) construe and interpret the 1996 Stock Option Plan, the rules and regulations and the instruments evidencing options granted under the 1996 Stock Option Plan and to make all other determinations deemed necessary or advisable for the administration of the 1996 Stock Option Plan. If the 1996 Stock Option Plan and the options granted thereunder to date are not ratified and approved by stockholders at the Annual Meeting, all options previously or hereafter granted thereunder will be NQOptions for federal income tax purposes and furthermore, Directors and Named Executive Officers of the Company will not be eligible to receive option grants under the 1996 Stock Option Plan.

        Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the 1996 Stock Option Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all optionees under the 1996 Stock Option Plan and upon any person claiming under or through such an optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the 1996 Stock Option Plan. No member of the Committee shall be liable for the act of any other member.

        The 1996 Stock Option Plan will expire by its terms on August 19, 2006.

SECURITIES SUBJECT TO THE 1996 STOCK OPTION PLAN

        Not more than 2,400,000 shares of Common Stock of the Company may be issued pursuant to the 1996 Stock Option Plan in the aggregate. The maximum number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan to any one individual in any one fiscal year of the Company is 300,000 shares. As of December 31, 1996, options to acquire 1,326,775 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan have been granted; although no grants have been made to any of the Directors or executive officers of the Company. In the event of stock splits, stock dividends, combinations, exchanges of shares or similar capital adjustments, the Board or the Compensation Committee must make an appropriate adjustment in the options granted under the 1996 Stock Option Plan. If any option expires without having been fully exercised, the shares with respect to which such option have not been exercised will be available for further options as will any shares paid or withheld to satisfy an optionee's withholding tax or option payment liability.

GRANT AND METHOD OF EXERCISE

        Subject to certain conditions, the duration of each option granted under the 1996 Stock Option Plan will be determined by the Committee, provided that no option shall be granted after the tenth anniversary of the establishment of the 1996 Stock Option Plan and no option shall be exercisable later than the tenth anniversary of the date the option was granted. Each option granted under the 1996 Stock Option Plan may be subject to restrictions with respect to the time and method of vesting as determined by the Committee. All options granted under the 1996 Stock Option Plan as of December 31, 1996 have a duration of ten years and vesting schedules which vary from one to four years.

        ISOs granted under the 1996 Stock Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plans to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. NQOptions may be granted at less than fair market value under the 1996 Stock Option Plan. Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company of the optionee's purchase of the option accompanied by full payment of the purchase price either in cash or in whole or in part in shares of Common Stock (at the sole discretion of the Committee, either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the shares underlying the option are purchased equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the sole discretion of the Committee, in lieu of other withholding arrangements, subject to Section 16 of the Securities Exchange Act of 1934 or the regulations promulgated thereunder (or any successor laws or regulations) (collectively, "Section 16"), either (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon purchase of the shares underlying the option as the Company and the optionee may agree; or (b) the optionee's delivery to the Company of already-owned shares of Common Stock, having a fair market value on the date the shares underlying the option are purchased equal to that portion of the withholding obligation for which payment in cash is not made.

        As of December 31, 1996, a total of 1,326,775 options to acquire the Company's Common Stock had been granted (net of terminated options) under the 1996 Stock Option Plan at a weighted average exercise price of $5.79 per share. A total of 26,500 of such options, which were granted at a weighted average exercise price of $7.55 per share, were repriced to $6.57 per share at an April 3, 1997 meeting of the Board (see "-- Option Repricing"). This reduces the weighted average exercise price of the options outstanding as of December 31, 1996 under the 1996 Stock Option Plan to $5.77 per share. None of the options granted under the 1996 Stock Option Plan were granted to Directors or executive officers of the Company.

INCOME TAX TREATMENT

        The Company has been advised that under current law certain of the income tax consequences under the laws of the United States to the Company and to optionees under the 1996 Stock Option Plan of options granted under the 1996 Stock Option Plan generally should be as set forth in the following summary. The summary only addresses general United States federal income tax consequences for optionees under the 1996 Stock Option Plan and the Company.

        The options granted under the 1996 Stock Option Plan may be ISO's or NQOption's for federal income tax purposes; however, if the 1996 Stock Option Plan is not ratified and approved by stockholders at the Annual Meeting, all options granted thereunder will be NQOptions for federal income tax purposes. An optionee to whom an option is granted will not recognize income at the time of grant of an ISO or NQOption, except in the event a NQOption is granted at less than fair market value, in which case the recipient thereof will recognize ordinary compensation income to the extent the total NQOption price is less than the total fair market value of the shares of Common Stock covered by the option on the date of grant. An optionee does not recognize income upon exercise of an ISO and the optionee's tax basis is equal to the option price paid. However, if an optionee disposes of shares acquired pursuant to an ISO either within two years of the date of an ISO grant or within one year of an ISO exercise (a "disqualifying disposition") the optionee will recognize ordinary income equal to the difference, if any, between the option price paid and the amount realized upon such disposition. Otherwise, the optionee's capital holding period for shares acquired pursuant to an ISO commences on the option exercise date. When an optionee exercises a NQOption, the optionee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares the optionee purchased. The tax basis of shares obtained by the exercise of a NQOption to an optionee is equal to the option price paid, and the optionee's capital holding period for shares acquired commences on the option exercise date. Subject to applicable provisions of the Internal Revenue Code and regulations thereunder, the Company generally will be entitled to a federal income tax deduction in respect of both ISO's disposed of in a disqualifying disposition and NQOptions exercised, in an amount equal to the ordinary and/or compensation income recognized by the optionee.

        The discussion set forth above does not purport to be a complete analysis of all potential tax consequences relevant to recipients of options or the Company or to describe tax consequences based on particular circumstances. It is based on United States federal income tax law and interpretational authorities as of the date of this Proxy Statement, which are subject to change at any time. The discussion does not address state or local income tax consequences or income tax consequences for taxpayers who are subject to taxation in jurisdictions other than the United States.

VOTE REQUIRED

        The affirmative vote of the majority of the shares of Common Stock voting in person or represented by proxy shall be required for the adoption of the proposal to ratify and approve the 1996 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date. Unless otherwise directed, the persons named in the accompanying proxy will vote FOR the adoption of the proposal to ratify and approve the 1996 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

        The following table sets forth the beneficial ownership of Common Stock as of April 17, 1997 by (i) each Director and nominee for election as a Director of the Company, (ii) each executive officer named in the Executive Compensation tables included elsewhere herein, (iii) all Directors and executive officers as a group, and (iv) each person or group known by the Company to own beneficially more than 5% of its outstanding shares of Common Stock. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, or by reference to a public filing, as the case may be. Unless otherwise indicated below, each stockholder named below has sole voting and investment power with respect to the number of shares set forth opposite his, her or its respective name.

                                                      NUMBER OF SHARES         PERCENTAGE OF
       DIRECTORS AND EXECUTIVE OFFICERS(2)          BENEFICIALLY OWNED(1)     COMMON STOCK(1)
--------------------------------------------------  ---------------------     ---------------
 CLASS III DIRECTORS - TERM EXPIRES AT THE 1998
  ANNUAL MEETING
   Robert J. Crowell(3)...........................        4,520,099                 16.6%
   William W. Smith(4)............................            8,873                    *

 CLASS II DIRECTORS - TERM EXPIRES AT THE 1997
  ANNUAL MEETING
   Richard J. Harries, Jr.(4).....................            8,333                    *
   J. Richard Cordsen(5)..........................        1,281,011                  4.8%

 CLASS I DIRECTORS - TERM EXPIRES AT THE 1999
  ANNUAL MEETING
   John W. Ortiz(4)...............................            8,333                    *
   James Rousou(6)................................        1,800,500                  6.6%

 EXECUTIVE OFFICERS
   Andres Escallon(4).............................          611,969                  2.2%
   Laurence F. Mulhern(4).........................          152,203                    *
   David Wolf(7)..................................          170,198                    *

 ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP
  (9 PERSONS)(8)..................................        8,561,519                 30.0%

 OTHER 5% BENEFICIAL OWNERS
   Shell Pensions Trust Ltd. (Trustee of the Shell
     Contributory Pension Fund) Shell Centre
     London SE1 FNA United Kingdom(9).............        1,640,000                  6.1%

---------------
  * Less than 1%.

(1) In accordance with Securities and Exchange Commission (the "Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options and warrants to acquire Common Stock which are exercisable by such owner within 60 days after April 17, 1997, while assuming no exercise of outstanding options and warrants covering Common Stock held by any other person.

(2) For purposes hereof, the address for the Company's Directors and executive officers is that of the Company: 10 Oceana Way, Norwood, Massachusetts 02062.

(3) Mr. Crowell is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Crowell's Common Stock ownership is comprised of 3,948,544 shares which he owns, 188,401 shares held in a revocable trust for the benefit of Mr. Crowell's daughter, for which Mr. Crowell serves as Trustee, and 383,154 shares which he has the right to acquire within 60 days after April 17, 1997 through the exercise of stock options.

(4) All of the Common Stock beneficially owned by such person is comprised of shares which he has the right to acquire within 60 days after April 17, 1997 through the exercise of stock options.

(5) As reported in a Schedule 13G filed with the Commission on February 13, 1996 by United Gulf, includes 1,226,451 shares with respect to which Mr. Cordsen, a Director of the Company, participates in disposition and investment decisions as an employee of United Gulf and as a director of Worms Management Corporation ("Worms"). Mr. Cordsen also owns a small limited partnership interest in the general partner of the Worms Funds (as hereinafter defined). The shares reflected as beneficially owned by Mr. Cordsen are comprised of 571,425 shares of Common Stock owned by Permal Private Equity Holdings, L.P., a Cayman Islands limited partnership ("PPEH"), and 655,026 shares of Common Stock owned by Private Equity Holdings, L.P., a Cayman Island limited partnership ("PEH"). PPEH and PEH (collectively, the "Worms Funds") are equity funds whose investments are managed, with respect to voting powers, solely by Worms (or its affiliates), and with respect to dispositions or investment powers, on a shared basis between Worms and its investment co-manager, United Gulf, under a six-member investment committee, with Mr. Cordsen being one of United Gulf's designees to such committee. Worms' ultimate parent entity is Maison Worms & Cie. United Gulf's ultimate parent entity is Kuwait Investment Projects Company (K.S.C.). Mr. Cordsen disclaims beneficial ownership of these 1,226,451 shares. Mr. Cordsen owns 51,227 shares of Common Stock directly and has the right to acquire 3,333 shares within 60 days after April 17, 1997 through the exercise of stock options granted pursuant to the Director Plan.

(6) Mr. Rousou is an executive officer and Director of the Company. The number of shares reflected as beneficially owned by Mr. Rousou includes warrants to acquire up to an aggregate of 400,500 shares of Common Stock originally issued in conjunction with the acquisition by the Company of a group of entities which owned a United Kingdom PC product reseller ("Lantec"), which are exercisable.

(7) Mr. Wolf is an executive officer of the Company who owns 22,652 shares directly and has the right to acquire 147,546 shares pursuant to stock options exercisable within 60 days after April 17, 1997.

(8) Includes 1,724,244 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within 60 days after April 17, 1997 through the exercise of warrants and stock options.

(9) As reported in a Schedule 13D filed with the Commission on February 2, 1996.

                        MANAGEMENT -- EXECUTIVE OFFICERS

        The name, age and position of the Company's Executive Officers are as follows:

                     NAME                    AGE                    POSITION
    ---------------------------------------  ---     ---------------------------------------
    Robert J. Crowell......................  45      Chairman of the Board of Directors and
                                                       Chief Executive Officer of the
                                                       Company
    James Rousou...........................  49      Director and a Corporate Executive Vice
                                                       President of the Company; President
                                                       and Chief Executive Officer of
                                                       Catalink Direct, Inc.
    Andres Escallon........................  42      Corporate Executive Vice President and
                                                       Chief Technology Officer of the
                                                       Company
    Laurence F. Mulhern ...................  42      Corporate Executive Vice President,
                                                       Chief Financial Officer, Treasurer and
                                                       Secretary of the Company
    David B. Wolf..........................  42      Corporate Executive Vice President of
                                                       the Company; President of Elcom
                                                       Systems, Inc.

        A brief resume for each of the Company's Executive Officers is set forth below. The brief resumes of Messrs. Crowell and Rousou are set forth above under the heading "Election of Directors."

        Andres Escallon has been the Company's Chief Technology Officer and a Corporate Executive Vice President since November 1995. From October 1992 until November 1995, Mr. Escallon was the Company's Vice President and Chief Technology Officer, or acted in similar positions. From June 1991 to September 1992, Mr. Escallon served in the technology group of Information Services (See "Election of Directors -- JWP") and from January 1989 to April 1991, he was General Manager at Praco Computadores, Bogota, Columbia, a software development company. Prior thereto, from 1980 to 1989, Mr. Escallon was employed with NEECO and Professional Software, Inc. where he was the senior technology officer. Mr. Escallon holds a Bachelor of Science degree in Mechanical Engineering from Universidad de los Andes and a Masters of Science degree in Systems Engineering from Boston University.

        Laurence F. Mulhern has been the Company's Chief Financial Officer, Treasurer, Secretary and a Corporate Executive Vice President, or has acted in similar positions, since July 1993. From 1985 through December 1992, Mr. Mulhern was Vice President, Finance of Pacific Gateway Properties, Inc., an AMEX-listed public company which owns and operates income producing real estate. In this position, Mr. Mulhern was responsible for all financial aspects of the company. Prior to joining Pacific Gateway Properties, Mr. Mulhern was an Audit Manager with Arthur Andersen LLP. Mr. Mulhern holds a Bachelor of Science degree in Accounting from Villanova University and has been a certified public accountant since 1979.

        David B. Wolf has been a Corporate Executive Vice President of the Company and President of Elcom Systems, Inc., a wholly-owned subsidiary of the Company ("Elcom Systems"), since November 1995. From January 1993 until November 1995, Mr. Wolf was the Senior Vice President of the Company, or acted in a similar position. Mr. Wolf was the Executive Vice President of Elcom Systems from January 1993 until November, 1995. From 1990 to May 1992 he served as Chief Operating Officer of Information Services. (See "Election of Directors -- JWP.") Prior to its May 1990 acquisition by JWP, Mr. Wolf was the President and Chief Operating Officer of NEECO. From 1982 to 1989, Mr. Wolf was a partner with the law firm of Weiss, Angoff, Coltin, Koski & Wolf, P.C. Mr. Wolf is currently a member of the Board of Directors of Optometrics Ltd., a publicly-held optical instrument manufacturer traded on the London Stock Exchange. Mr. Wolf holds a Bachelor of Arts degree from McGill University and a Juris Doctor degree from Boston University.

                             EXECUTIVE COMPENSATION

        The table below sets forth information concerning the annual and long-term compensation for services in all capacities with respect to those persons who were (i) the Chief Executive Officer, and (ii) the other executive officers of the Company (collectively, the "Named Executive Officers"), at December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                   ANNUAL              AWARDS
                                                               COMPENSATION(1)      ------------
                                                              -----------------        STOCK
                 NAME AND PRINCIPAL POSITION(1)               YEAR      SALARY       OPTIONS(#)
    --------------------------------------------------------  ----     --------     ------------
    Robert J. Crowell.......................................  1996     $202,000        204,500
     Chairman of the Board of Directors and Chief             1995     $ 58,000        100,000
      Executive Officer of the Company(2)                     1994           --         90,000

    James Rousou............................................  1996     $170,000         32,500
     Director and a Corporate Executive Vice President of     1995     $ 81,000             --
      the Company; President and Chief Executive Officer      1994           --             --
      of Catalink Direct, Inc.(3)

    Andres Escallon.........................................  1996     $120,000             --
     Corporate Executive Vice President and Chief             1995     $120,000             --
      Technology Officer of the Company(4)                    1994     $121,000             --

    Laurence F. Mulhern.....................................  1996     $142,000         82,500
     Corporate Executive Vice President, Chief Financial      1995     $117,000         32,000
      Officer, Treasurer and Secretary of the Company         1994     $ 90,000         38,000

    David Wolf..............................................  1996     $150,000             --
     Corporate Executive Vice President of the Company;       1995     $150,000             --
      President of Elcom Systems, Inc.                        1994     $127,000             --

---------------
(1) Unless otherwise indicated herein, no Named Executive Officer received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) The Company and Mr. Crowell have entered into an employment agreement pursuant to which Mr. Crowell has been retained for a term ending September 1997 as the Chairman and Chief Executive Officer. Mr. Crowell was not paid any salary prior to October 1, 1995, when he began receiving an annual salary of $275,000 pursuant to his agreement. Mr. Crowell elected to forgo approximately $73,000 of his annual minimum base salary during 1996. See
    " -- Option Grants in 1996" and " -- Employment Contracts."

(3) James Rousou became an executive officer of the Company in June 1995 in connection with the Company's acquisition of Lantec, of which he was Chairman and Chief Executive Officer through March 1996. Since November 1995 he has also served as a Corporate Executive Vice President of the Company and since April 1, 1996 has served as the Chief Executive Officer of Catalink (and was subsequently appointed President) pursuant to an employment agreement which entitles Mr. Rousou to an annual base salary of $190,000 and provides a bonus opportunity of up to 30% of his base salary. Under his previous Lantec Services Agreement, which terminated in March 1996 upon his resignation from all his Lantec positions, Mr. Rousou received an annual base salary of approximately $153,000 (100,000 pounds sterling). The 1996 compensation noted above includes amounts paid under both agreements, but does not include a Lantec pension contribution of approximately $3,000 and the attributed value of a Lantec company car of $5,000. The 1995 compensation noted above is for the period from the acquisition of Lantec (June 1995) to December 31, 1995, and does not include a pension contribution of $6,000 and the attributed value of a company car amounting to $8,000 for such period. Mr. Rousou elected to forgo both approximately $11,000 of his annual minimum base salary and a bonus of $43,000 during 1996. See "-- Option Grants in 1996" and "-- Employment Contracts."

(4) As of December 31, 1996, the Company had loaned Mr. Escallon a total of $500,000 pursuant to a demand note which accrues interest at a rate of prime plus 1% and is secured by the underlying value of Mr. Escallon's Company stock options. Subsequent to year end, the principal amount of the note was increased to $600,000.

STOCK OPTION PLANS

        In addition to the 1995 Non-Employee Director Stock Option Plan, the Company has adopted The Stock Option Plan of Elcom International, Inc. (the "1993 Stock Option Plan") and the 1995 (Computerware) Stock Option Plan of the Company (the "Computerware Stock Option Plan") and the 1996 Stock Option Plan, collectively hereinafter the "Stock Option Plans" covering 5,000,000, 1,000,000 and 2,400,000 shares, respectively, of the Company's Common Stock, pursuant to which officers, employees and directors of the Company, as well as other persons who render services as independent contractors to the Company, or any of its affiliates, are eligible to receive ISOs and/or NQOptions. ISOs granted under the Stock Option Plans are exercisable for a period of up to 10 years from the date of grant at an exercise price that is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the Stock Option Plans to a stockholder owning more than 10% of the voting power of the Company on the date of grant may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. In addition, the aggregate fair market value of the shares of Common Stock for which ISOs may be exercisable by a participant during any one calendar year may not exceed $100,000. NQOptions granted under the Stock Option Plan may be granted at less than the fair market value of the Common Stock on the date of grant, although such option grants under the Computerware Stock Option Plan may not be made at less than the fair market value on the date of grant. The Stock Option Plans are administered by the Compensation Committee of the Board of Directors. The maximum number of options that can be granted to any one participant during any one fiscal year is 500,000 under the 1993 Stock Option Plan, 210,000 under the Computerware Stock Option Plan and 300,000 under the 1996 Stock Option Plan.

        Shares of Common Stock underlying an option shall be purchased by the optionee (i) giving written notice to the Company accompanied by full payment of the purchase price either in cash or in whole or at the discretion of the Compensation Committee in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the shares underlying the option are purchased equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, including (at the discretion of the Compensation Committee and subject to Section 16 of the Securities Exchange Act of 1934, as amended, or the regulations promulgated thereunder), either: (a) the Company withholding from issuance to the optionee such number of shares of Common Stock otherwise issuable upon purchase of the shares underlying the option as the Company and the optionee may agree; or (b) the optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the shares underlying the option are purchased equal to that portion of the withholding obligation for which payment in cash is not made.

        The 1993 Stock Option Plan was adopted by the Board of Directors in February 1993, was approved by the Company's stockholders, and terminates on February 23, 2003. Of the 5,000,000 shares of Common Stock reserved for issuance thereunder, as of December 31, 1996, options covering 472,489 shares of Common Stock have been exercised, and options to acquire an aggregate of 4,123,539 shares of Common Stock (1,916,857 of which were exercisable at December 31, 1996) were outstanding at exercise prices ranging from $.11 to $13.56 per share. The Computerware Stock Option Plan was adopted by the Board of Directors in February 1995, was approved by the Company's stockholders, and terminates on February 5, 2005. Of the 1,000,000 shares of Common Stock reserved for issuance under the Computerware Stock Option Plan, options to acquire all 1,000,000 shares have been granted at an exercise price of $4.00 per share, 61,200 of which had been exercised as of December 31, 1996, and 108,800 of which were exercisable as of December 31, 1996. As of March 15, 1997, options covering an additional 730,000 shares became exercisable under the Computerware Stock Option Plan. See "Certain Transactions." The 1996 Stock Option Plan was adopted by the Board of Directors in August 1996, and is subject to ratification and approval at the Annual Meeting. Of the 2,400,000 shares of Common Stock reserved for issuance under the 1996 Stock Option Plan, options to acquire an aggregate of 1,326,775 shares of Common Stock (none of which were exercisable at December 31, 1996) were outstanding as of December 31, 1996 at exercise prices ranging from $5.32 to $8.38 per share. See "-- Option Repricing" and "Certain Transactions."

CHANGE OF CONTROL FEATURE

        Generally, all option agreements under the Stock Option Plans, including those relative to the Named Executive Officers, contain provisions accelerating the exercisability of the options, or otherwise requiring the cash payment of the value of the options (represented by the difference between the option exercise price and the then-current fair market value of the underlying Common Stock), upon certain defined changes in control or sales of substantially all of the Company's assets. Such changes of control occur if the Company is reorganized, consolidated or merged with another company and the Company is not the surviving company, or if 50% or more of the shares of the capital stock of the Company which are then issued and outstanding are purchased by a single person or entity.

OPTION GRANTS IN 1996

        Shown below is information relating to grants of stock options pursuant to the Stock Option Plans during the fiscal year ended December 31, 1996 to the Named Executive Officers. Such grants are also reflected in the Summary Compensation Table above.

                                                                                                    POTENTIAL
                                                                                                 REALIZABLE VALUE
                                                INDIVIDUAL GRANTS                                   AT ASSUMED
                       --------------------------------------------------------------------      ANNUAL RATES OF
                                     % OF TOTAL                                                    STOCK PRICE
                                      OPTIONS                                                      APPRECIATION
                         NO. OF       GRANTED                                                        FOR THE
                       SECURITIES   TO EMPLOYEES     EXERCISE OR                                  OPTION TERM(4)
                       UNDERLYING    IN FISCAL        BASE PRICE       GRANT     EXPIRATION   ----------------------
        NAME           OPTIONS(1)       YEAR       ($ PER SHARE)(2)   DATE(3)       DATE         5%          10%
---------------------  ----------   ------------   ----------------   --------   ----------   --------    ----------
Robert J. Crowell....      9,890        0.3%            $ 7.50        02/29/96     02/28/06   $ 47,000    $  118,000
                          12,110        0.4%            $ 8.25        02/29/96     02/28/01     28,000        61,000
                         125,000        4.0%            $ 7.69        04/11/96     04/11/06    604,000     1,531,000
                          27,500        0.9%            $ 5.31        08/21/96     08/21/06     92,000       233,000
                          30,000        1.0%            $ 5.81        08/30/96     08/30/06    110,000       278,000

Laurence F. Mulhern..     62,500        2.0%            $ 7.31        03/29/96     03/29/06    287,000       728,000
                          20,000        0.6%            $ 5.81        08/30/96     08/30/06     73,000       185,000

James Rousou.........      7,500        0.2%            $ 5.31        08/21/96     08/21/06     25,000        64,000
                          25,000        0.8%            $ 5.81        08/30/96     08/30/06     91,000       232,000

---------------
(1) The options become fully vested upon certain "changes in control" of the Company, as described in the Stock Option Plans, and the relevant agreements thereunder. See "-- Change of Control Feature."

(2) This price represents the fair market value at the date of grant pursuant to the terms of the Stock Option Plans.

(3) All options granted to these individuals in 1996 become fully vested on the first anniversary of the option grant date.

(4) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Commission. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.

FISCAL YEAR-END OPTION VALUE TABLE

        The following table shows the number of shares of Common Stock acquired during 1996 by the exercise of options and the related value realized, as well as the number of shares of Common Stock represented by outstanding stock options held by each of the Named Executive Officers as of December 31, 1996.

                                                                                              VALUE OF UNEXERCISED
                                                                NUMBER OF SECURITIES              IN-THE-MONEY
                                                                     UNDERLYING                    OPTIONS AT
                                                               UNEXERCISED OPTIONS AT      DECEMBER 31, 1996($)(1)(2)
                                   SHARES                       DECEMBER 31, 1996(#)
                                 ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                                 EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                 -----------   -----------   -----------   -------------   -----------   -------------
Robert J. Crowell..............         --      $      --      236,154        204,500(3)   $ 1,019,000     $ 172,000
Andres Escallon................     31,000        271,000      611,969             --        4,770,000            --
Laurence F. Mulhern............         --             --       89,703        129,801          507,000       295,000
James Rousou...................         --             --           --         32,500               --        73,000
David Wolf.....................     24,256        175,000      102,533         50,909(4)       780,000       397,000

---------------
(1) Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price.

(2) Represents the total gain which would be realized if all in-the-money options beneficially held at December 31, 1996 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and $7.94, the average of the high and low sales prices per share of the Company's Common Stock on the NASDAQ Stock Market on December 31, 1996 (the last day of trading in 1996).

(3) Includes options covering 12,110 shares of Common Stock at a price of $8.25 per share which are not "in-the-money" as of December 31, 1996 and therefore are excluded from the table of Value Of Unexercised In-The-Money-Options.

(4) Includes options covering 5,896 shares of Common Stock which Mr. Wolf exercised in January 1997.

OPTION REPRICING

        On April 3, 1997, the Board approved the repricing of all stock options, except those granted to Named Executive Officers (see "Management -- Executive Officers"), granted under the Stock Option Plans at a price in excess of $6.57 per share, to a price of $6.57 per share, which approximates the average trading price of the Company's Common Stock during the month of March 1997. The Board, with non-employee Directors abstaining, also repriced options granted to Non-Employee Directors under the 1993 Stock Option Plan and the Director Plan (through an amendment to the Director Plan) on the same basis. The Board took this action in light of the current decline in the Company's Common Stock price which, in its view, was frustrating the purpose of the Stock Option Plans, since most employees' options were priced well above the current market value of the Company's Common Stock. This situation was further exacerbated by the very tight employment markets, particularly in the respect of technical personnel, in the Northeast United States and in the United Kingdom.

        The Board believes that by taking this action it has, in large part, restored the incentive that the Stock Option Plans were designed to provide, and has generated a renewed enthusiasm in the Company's effected personnel. Accordingly, the Board believes the repricing action was in the best interests of the Company.

        The repricing action had no impact on vesting schedules or any other option term and does not apply to any options held by Named Executive Officers. It is also expected that the repricing action will not have any material impact on the Company's calculation of diluted earnings per share. The following table sets forth summary information relative to the stock option repricing based on options outstanding as of December 31, 1996.

                                                                                           TOTAL OPTIONS
                                                                                            OUTSTANDING
                                                                                         WEIGHTED AVERAGE
                                                                                          EXERCISE PRICE
                                                   TOTAL OPTIONS     TOTAL OPTIONS     ---------------------
                   OPTION PLAN                      OUTSTANDING       REPRICED(1)      ORIGINAL     REPRICED
-------------------------------------------------  -------------     -------------     --------     --------
Director Plan....................................       40,000            40,000        $11.19       $ 6.57
1993 Stock Option Plan...........................    4,123,539         1,153,590(2)       4.33         3.97
Computerware Stock Option Plan...................      938,800                --          4.00         4.00
1996 Stock Option Plan...........................    1,326,775            26,500          5.79         5.77
                                                     ---------         ---------        ------       ------
          Total of all plans.....................    6,429,114         1,220,090        $ 4.64       $ 4.36
                                                     =========         =========        ======       ======

---------------

(1) The price of all such options was reduced to $6.57 per share.

(2) Includes options covering an aggregate of 20,000 shares originally granted to non-employee Directors at a price of $7.50 per share. Does not include options covering 209,500 shares granted to Named Executive Officers at a weighted average exercise price of $7.60 per share.

EMPLOYMENT CONTRACTS

        The Company has entered into an Employment Agreement with Robert J. Crowell (the "Crowell Agreement") pursuant to which Mr. Crowell has been retained for a term ending in September 1997, as the Chairman and Chief Executive Officer of the Company with an annual minimum base salary of $275,000 per year, payable commencing on October 1, 1995. Prior thereto, Mr. Crowell did not receive any salary. The Crowell Agreement provides that Mr. Crowell is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that Mr. Crowell will participate in any executive profit performance bonus plan or similar plan implemented by the Company at a minimum rate of 35% of any bonus pool generated by such plan. Under the Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plan to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. The options generally will be exercisable within a maximum of one year from date of grant, and, to the maximum extent allowable, shall be ISOs. All options which are ISOs will have a per share exercise price of 110% of the fair market value of such shares (so long as Mr. Crowell owns at least 10% of the Company's outstanding stock) on the date of the grant, and all other options, including ISOs, if any, granted after he ceases to be a 10% stockholder, will have an exercise price per share equal to fair market value on the date of grant.

        During 1996, Mr. Crowell elected to forgo approximately $73,000 of his minimum base salary, which was considered, among other factors, by the Compensation Committee in determining the quantity of options to be granted to Mr. Crowell in 1996. Such grants are set forth under the caption " -- Option Grants in 1996".

        If Mr. Crowell should die, become disabled (as defined) or be terminated other than "for cause" (as defined), he becomes entitled to receive (i) cash equal to two times his then annual base salary, payable in 12 equal monthly installments, (ii) his bonus for that year if such termination occurs after March 1 of the respective fiscal year, and (iii) all other compensation and benefits to which he otherwise would have been entitled through the remaining term of the Crowell Agreement. After his employment ends under the Crowell Agreement, Mr. Crowell is precluded from "competing" (as defined therein) against the Company for a period of three years. The Crowell Agreement automatically renews for additional one-year terms unless terminated by either party more than three months prior to the end of the initial term or any renewal thereof.

        In April 1996, the Company entered into an eighteen month employment agreement (the "Rousou Agreement"), under which James Rousou was appointed Chief Executive Officer of Catalink and continued as a Corporate Executive Vice President of the Company. Mr. Rousou also was subsequently appointed President of Catalink. The Rousou Agreement is subject to automatic renewal at the conclusion of each term unless Mr. Rousou or the Company provides notice to the contrary at least six months prior to the conclusion of each eighteen month term. Mr. Rousou is entitled to an annual base salary of at least $190,000. The Rousou

Agreement also provides that Mr. Rousou is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. The Rousou Agreement provides that the Company will provide a bonus program giving Mr. Rousou the opportunity to earn a bonus of up to 30% of his then current annual base salary based on goals and objectives to be assigned by the Chairman until any executive profit performance bonus plan is implemented by the Company which may supersede his then current bonus plan. If Mr. Rousou is terminated by the Company other than "for cause" (as defined), he is entitled to continue to receive his base salary for a period of 12 months plus a lump sum payment equal to 12 months base salary together with any accrued performance bonus to which he is entitled.

        During 1996, Mr. Rousou elected to forgo approximately $11,000 of his minimum base salary and a bonus of $43,000, which was considered, among other factors, by the Compensation Committee in determining the quantity of options to be granted to Mr. Rousou in 1996 and early 1997. The 1996 grants are set forth under the caption " -- Option Grants in 1996."

        In July 1996, the Company entered into a twenty-four month employment agreement (the "Mulhern Agreement"), under which Laurence F. Mulhern was retained to continue as Chief Financial Officer and a Corporate Executive Vice President of the Company. The Mulhern Agreement is subject to automatic renewal at the conclusion of each term for a one year period unless Mr. Mulhern or the Company provides notice to the contrary at least six months prior to the conclusion of each employment year ended June 30. Mr. Mulhern is entitled to an annual base salary of at least $142,000. The Mulhern Agreement also provides that Mr. Mulhern is entitled to participate in all Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives. The Mulhern Agreement provides that the Company will provide a bonus program giving Mr. Mulhern the opportunity to earn a bonus of up to 30% of his then current annual base salary based on goals and objectives to be assigned by the Chairman until any executive profit performance bonus plan is implemented by the Company which may supersede his then current bonus plan. A bonus plan has not been established for Mr. Mulhern with respect to 1996. If Mr. Mulhern is terminated by the Company other than "for cause" (as defined), he is entitled to continue to receive his base salary for a period of 12 months plus a lump sum payment equal to 12 months base salary together with any accrued performance bonus to which he is entitled.

        In February 1993, Elcom Systems entered into a letter agreement with Andres Escallon (the "Escallon Agreement") pursuant to which Mr. Escallon was retained as Vice President and Chief Technology Officer of Elcom Systems, is entitled to a base salary of at least $90,000 and was granted options under the 1993 Stock Option Plan to acquire up to 642,969 shares. Also, in February 1993, Elcom Systems entered into a similar letter agreement with David Wolf (the "Wolf Agreement") pursuant to which Mr. Wolf was retained as Executive Vice President of Elcom Systems, is entitled to a base salary of at least $150,000 and was granted options under the 1993 Stock Option Plan to acquire up to 169,698 shares. The Escallon Agreement and the Wolf Agreement may be terminated by either of the respective parties thereto at any time. If Mr. Escallon or Mr. Wolf is terminated without cause, he shall be entitled to receive a severance payment of four months' base salary. If Mr. Escallon or Mr. Wolf is terminated (for any reason) or his position is eliminated, within six months after the completion of the sale of the Company or the merger of the Company and the Company is not the surviving corporation, then Mr. Escallon or Mr. Wolf, as applicable, shall be entitled to receive a severance payment equal to 12 times his prior month's salary.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following report of the Compensation Committee describes the philosophy, objectives and components of the Company's executive compensation programs for 1996 and discusses the determinations concerning the compensation for the Chief Executive Officer for 1996.

        The members of the Compensation Committee are William W. Smith, Richard
J. Harries, Jr., and John W. Ortiz. Each of Messrs. Smith, Harries and Ortiz are Non-Employee Directors of the Company.

COMPENSATION PHILOSOPHY

        In reviewing and overseeing the Company's compensation programs, the Compensation Committee adheres to a compensation philosophy which provides executive compensation programs that: (i) attract and retain key executives crucial to the long-term success of the Company; (ii) relate to the achievement of operational and strategic objectives; and (iii) are commensurate with each executive's performance, experience and responsibilities. In making its recommendations concerning salaries and awards under compensation plans, the Committee considers the financial condition and operational performance of the Company during the prior year, the Company's success in achieving strategic objectives that may have a long-term beneficial effect on the Company's results of operations and financial condition, and its assessment of the contributions of the individual executive officer to the Company's performance and to the achievement of its strategic objectives. The Committee, however, does not specifically focus on the compensation levels of executives in peer group companies in making compensation decisions. The Committee's decisions concerning compensation are primarily based on subjective decisions concerning the appropriate levels of compensation and are not the result of a highly formalistic process. The Committee does not rely extensively on objective criteria in measuring individual performance.

COMPENSATION PROGRAM

        As a means of implementing these compensation philosophies and objectives, the Company's compensation program for executive officers consists of the following primary elements: salary and participation in the Company's Stock Option Plans. These particular elements are further explained below.

        Salaries -- Salary levels for executive officers reflect the Committee's subjective judgments of appropriate salaries in light of the duties and responsibilities inherent in the executives' respective positions. The particular qualification of an individual holding the position and his or her level of experience are considered in establishing a salary level when the individual is first appointed to a given position. The performance and contribution of the individual to the Company, as well as Company performance, are the primary criteria influencing salary administration. Salaries of executive officers are generally reviewed each year. In many instances, the primary factor in setting salary levels was the Company's desire to provide compensation in amounts sufficient to induce these individuals to join the Company.

        Stock Options -- The Company uses stock options as a long-term incentive program for executives. Stock options are used because they directly relate the amounts earned by the executive to the amount of appreciation realized by the Company's stockholders over comparable periods. Stock options also provide executives with the opportunity to acquire and build a meaningful ownership interest in the Company. The Committee considers possible grants of stock options throughout the year. In determining the number of options awarded to an individual executive, the Committee generally establishes a level of award based upon the position of the individual and his or her level of responsibility. The Committee also considers amounts of base salary and/or bonus payments which executives and other personnel elect to forgo, in determining the quantity of options to be granted.

        Benefit Programs -- The executive officers also participate in various welfare and benefit programs that are generally made available to all salaried employees. Executive officers also receive certain traditional perquisites, which are customary for their positions.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The compensation arrangements for Mr. Crowell with respect to the 1996 fiscal year were primarily based upon the terms of his employment agreement with the Company, which originally was entered into in 1993, and was amended and restated as of September 20, 1995 (the "Crowell Agreement"). See "Executive Compensation -- Employment Contracts." Pursuant to the Crowell Agreement, Mr. Crowell is entitled to an annual minimum base salary of $275,000 per year payable commencing on October 1, 1995, which amount may be increased but not decreased at the discretion of the Compensation Committee (which did not occur during 1996). The Compensation Committee did not conduct any surveys of competitive, industry or revenue peer groups, but still believes that this annual base salary would place Mr. Crowell's compensation in the bottom half of comparable companies' chief executives.

        In addition, the Crowell Agreement provides that Mr. Crowell is entitled to participate in all of the other Company compensation plans and fringe benefit plans, on terms at least as favorable as other executives of the Company and that he will participate in any executive profit performance bonus plan or similar plan implemented by the Company at a minimum rate of 35% of any bonus pool generated by such plan, none of which were implemented in 1996. Under the Crowell Agreement, Mr. Crowell also is entitled to receive annual grants of options under the Company's Stock Option Plan to be made no later than July of each year in amounts commensurate with Mr. Crowell's position and performance as determined by the Compensation Committee and on terms no less favorable than the terms for options granted to other executives. Certain additional option grants were made to Mr. Crowell by the Committee in August 1996 which considered, among other factors, his decision to forgo a portion of his minimum base salary.

        The Compensation Committee reviews and recommends the number of shares subject to stock options awarded to Mr. Crowell annually, no later than July of each year based upon a number of factors, but does not utilize pre-established, specific performance goals in making such decisions. Factors considered included sales and equity growth, market position, product placement and acceptance, acquisitions and strategic growth strategies, employee attitudes and the balancing of short-term and long-term goals. In determining the number of stock options granted to Mr. Crowell in 1996, the Committee considered its conclusions from an objective and subjective evaluation, with an emphasis on the impact on the Company's sustainability and competitiveness within its industry, as well as his position within the Company, the fact that Mr. Crowell elected to forgo $69,000 of his 1996 minimum base salary, industry stock option grant comparisons and the ongoing belief that Mr. Crowell is significantly under-compensated. In 1996, Mr. Crowell was granted options to acquire an aggregate of 204,500 shares of Common Stock at a weighted average exercise price of $7.12 per share.

SECTION 162(M)

        Section 162(m) of the Internal Revenue Code (the "Section") disallows a tax deduction for any publicly traded company for individual compensation exceeding $1 million in any year for any of the Named Executive Officers, unless the compensation is performance-based or otherwise meets an applicable exemption. Since the aggregate compensation of each of the Company's executive officers is below the $1 million threshold and since the Committee believes that any options granted under the Company's Stock Option Plans will meet the performance based provisions under the Section, the Committee currently believes that the Section will not reduce the tax deduction available to the Company for compensation paid in 1995 to the Company's executive officers.

                                           COMPENSATION COMMITTEE
                                           William W. Smith, Chairman
                                           Richard J. Harries, Jr.
                                           John W. Ortiz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee was formed to review, monitor and approve the compensation and benefits for the Company's executive officers (including bonuses, if any), administer the Company's stock option plans and other management compensation plans and make recommendations to the Board of Directors regarding such matters. No employees or executive officers of the Company serve on the Committee. The Committee is currently composed of Messrs. Harries, Ortiz, and Smith. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                              CERTAIN TRANSACTIONS

        Executive Loan -- As of December 31, 1996, the Company had loaned Mr. Escallon, a Corporate Executive Vice President, Chief Technology Officer and a Named Executive Officer of the Company, a total of $500,000 pursuant to a demand note which accrues interest at a rate of prime plus 1% and is secured by the underlying value of Mr. Escallon's Company stock options. Subsequent to year end, the principal amount of the note was increased to $600,000.

        Transactions with Affiliated Company -- The Company owns approximately 40% of the equity of ShopLink Incorporated ("ShopLink"), a development stage entity that has licensed the Company's PECOS technology to provide an electronic commerce system to market products to the home consumables market. The Company accounts for this investment under the equity method, with its losses limited to its $4,000 investment. ShopLink paid $437,500 for a perpetual license of the Company's PECOS technology and also granted the Company warrants to acquire 200,000 shares of ShopLink common stock at $2.20 per share as partial consideration for certain exclusivity rights. Under the License Agreement and related Development Agreement, Extended Maintenance Agreement and Professional Services Agreement, ShopLink is required to pay additional amounts to continue its exclusivity rights and for services rendered by the Company in customizing and maintaining the ShopLink implementation, as well as annual maintenance fees. During 1996, the Company recognized license and maintenance fees totaling $370,000 (of the $437,500 license fee) and professional services revenues of $277,000 related to ShopLink, as well as $71,000 of computer sales. The Company was also reimbursed by ShopLink for the actual cost of certain rental expense relative to Company office space occupied by ShopLink and for the cost of employee benefit expenses that specifically relate to ShopLink's employees.

        In addition to the Company's ownership position, Mr. Crowell, the Company's Chairman and Chief Executive Officer is also a director of ShopLink and beneficially owns approximately 3% of ShopLink.

        Litigation Settlement -- On March 26, 1997, the Company and certain of its subsidiaries entered into a Final Agreement of Settlement and Mutual Release of All Claims and Demands (the "Settlement") with the former owners of Computerware Business Trust ("Computerware"), which the Company acquired in February 1995, including the dismissal of all litigation pending against the principal former owners of Computerware (and related counterclaims against the Company). The essence of the Settlement includes a confirmation of the merger transaction and confirms that the 1,326,417 shares of Company common stock issued in 1995 is the appropriate and final amount of stock due and payable in connection with the transaction. Pursuant to the Settlement, the Company and the former owners of Computerware also agreed, that based on the level of gross profit generated by the former Computerware platform, the 1,000,000 options granted under the Computerware Stock Option Plan would be 90% vested as of March 15, 1997 and fully vested as of March 15, 1998. In addition, the principal former owners of Computerware have agreed to certain volume and manner-of-sale limitations on their ability to resell their shares of Company Common Stock.

        The five principal former owners of Computerware have agreed not to sell any Company Common Stock owned by them until June 14, 1997. Thereafter, for a period of three months, up to 1,500 shares per day, in the aggregate, may be sold; then, for the three months following that, up to 5,000 shares per day, in the aggregate, may be sold; and thereafter, up to 10,000 shares per day, in the aggregate, may be sold. The settlement also provides for monthly sale limits of twenty times the daily sale maximum.

        Pursuant to the Settlement, the Company also agreed to pay John R. Kovalcik, Jr. $50,000 for expenses associated with his relocation to and from the Boston area. Mr. Kovalcik was a Director and a Corporate Executive Vice President of the Company until his employment was terminated in May 1996. Since that time, the Company has and will continue to pay Mr. Kovalcik his $150,000 annual salary through May 1998, in accordance with his employment agreement. The Settlement of these disputes and related litigation will not have any adverse affect on the Company's financial position or results of operations.

STOCKHOLDER AGREEMENTS

        Substantially all of the current holders of Common Stock, including Robert J. Crowell, and all of the holders of options to acquire Common Stock, including each of the executive officers of the Company (with the exception of former Computerware and Lantec stockholders who are covered by separate respective stockholders agreements) had entered into an amended and restated stockholders' agreement with the Company (the "Original Stockholders' Agreement"), which imposed restrictions on transfers and rights of refusal, on the shares owned by such stockholders. The Original Stockholders' Agreement was terminated in connection with the Company's initial public offering in December 1995.

        In connection with the Computerware acquisition, the Company and Robert
J. Crowell entered into a Stockholders' Agreement dated February 6, 1995 (the "Computerware Stockholders' Agreement") with all of the former shareholders of Computerware, including John R. Kovalcik, Jr., covering all shares of Common Stock issuable as a result of the acquisition or issuable upon exercise of stock options that certain of such shareholders received in connection with their ongoing employment by the Company and/or Computerware (collectively, the "Covered Shares"). The Computerware Stockholders' Agreement also contained restrictions on transfer and a right of first refusal, and granted the holders of the Covered Shares limited preemptive rights to purchase securities of the Company and, until February 6, 2002, "piggyback" registration rights. The provisions of the Computerware Stockholders' Agreement, other than the piggyback registration rights provisions, terminated in connection with the Company's initial public offering in December 1995.

        On June 22, 1995, the Company acquired all of the equity of Lantec from its former stockholders, including James Rousou. In consideration for the sale of his portion of Lantec's equity, Mr. Rousou received approximately $3,447,000 from the Company. For the sale of its equity in Lantec, Conqueror Investments Limited ("Conqueror") received 1,548,504 shares of Common Stock (148,504 of which were sold in the initial public offering) and warrants to acquire up to 400,500 shares of Common Stock exercisable at $4.75 per share. On April 6, 1996, such shares and warrants were distributed by way of a dividend, from Conqueror to the Rousou Life Interest Settlement (a trust, whose sole trustee is Toplaw Trustees Limited), and then without consideration, such shares and warrants were distributed to Mr. Rousou as the principal beneficiary of such trust during his lifetime. In connection with the Lantec acquisition, the Company and Robert J. Crowell entered into the Lantec Stockholders' Agreement with the former stockholders of Lantec covering all 2,899,820 shares of Common Stock (346,289 of which were sold in the initial public offering) issued and the 750,000 shares of Common Stock issuable upon exercise of warrants (the "Lantec Warrants"). The Lantec Stockholders' Agreement contains substantially the same provisions as the Computerware Stockholders' Agreement described above. In addition, the Lantec Stockholders' Agreement provides the former Lantec stockholders with the right to designate an observer to attend meetings of the Company's Board of Directors and its committees (the "Board Observer Right"). See "Election of
Directors -- Board Observer." The provisions of the Lantec Stockholders' Agreement, other than the piggyback registration rights provisions and the Board Observer Right, terminated in connection with the Company's initial public offering in December 1995. The piggyback registration rights expire June 22, 2002 and the Board Observer Right terminates on the earlier to occur of: (i) June 22, 2002, (ii) such time as all of the former Lantec stockholders own less than 2,500,000 shares of Common Stock (treating the Lantec Warrants on an as-if-exercised basis), or (iii) renouncement of the Board Observer Right by such stockholders.

        The Company and Robert J. Crowell have entered into a Securities Agreement, dated December 10, 1993 and amended on February 1, 1994 (the "Crowell Securities Agreement"). Pursuant to the Crowell Securities Agreement, Robert J. Crowell was granted limited preemptive rights to purchase securities of the Company (which rights have expired) and, until February 2001, "piggyback" registration rights with respect to 5,000,000 shares of his Common Stock. The balance of Mr. Crowell's ownership in the Company (including 359,000 shares of Common Stock) was acquired in conjunction with a 1993 Preferred Stock offering and is subject to the Preferred Agreements as hereinafter defined. Mr. Crowell has sold 275,000 shares of such Common Stock, which were transferred with associated rights, in the Secondary Sale, and 6,300 shares were transferred with associated rights as gifts. An additional 450,000 of such shares of Common Stock were sold in conjunction with the Company's initial public offering.

        Substantially all of the current holders of Common Stock that originally represented the 7,987,296 shares of Preferred Stock (which were converted into Common Stock in connection with the Company's December 1995 initial public offering) issued by the Company, including Robert J. Crowell, J. Richard Cordsen and Shell Pensions Trust, Ltd. (which is a greater than 5% beneficial owner of the Company's voting securities) have entered into stock purchase agreements with the Company with respect to the shares of Common Stock, which they purchased as Preferred Stock from the Company thereunder in 1993, 1994 and 1995 (the "Preferred Agreements"). Pursuant to the terms of the respective Preferred Agreements, holders of Preferred Stock were granted limited "piggyback" registration rights with respect to such shares for a period of seven years after purchase of the Preferred Stock.

                               PERFORMANCE GRAPH

        Set forth below is a line graph and a table of the related underlying data comparing the percentage change in the cumulative total stockholders' return on the Company's Common Stock against the cumulative total return of the Total Return Index for The Nasdaq Stock Market -- U.S. and Foreign ("NASDAQ Total"), and the index for NASDAQ Computer and Data Processing Services Stocks ("Industry") for the period beginning with the Company's initial public offering on December 20, 1995, and as of the last trading day on the NASDAQ in 1995 and 1996. The Industry index includes all NASDAQ listed securities with a Standard Industrial Classification (SIC) of 737. The graph assumes that the value of the investment in Elcom International, Inc.'s Common Stock, at its initial public offering price, and each index was $100 on December 20, 1995 and that all dividends, if any, were reinvested.

            COMPARISON OF ELCOM INTERNATIONAL, INC.'S COMMON STOCK,
     THE TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET -- U.S. AND FOREIGN AND THE INDEX FOR NASDAQ COMPUTER AND DATA PROCESSING SERVICES STOCKS
                             (SIC CODE 737)

        MEASUREMENT PERIOD
       (FISCAL YEAR COVERED)             THE COMPANY          NASDAQ TOTAL           INDUSTRY
12/20/95                                     100                  100                  100
12/29/95                                     139                  104                  103
12/31/96                                      72                  127                  127

                                 OTHER MATTERS

        Representatives of Arthur Andersen LLP, the Company's independent auditors, will be present at the Annual Meeting. They will be afforded the opportunity to make a statement at the Annual Meeting if they so desire, and are expected to be available to respond to appropriate questions. The Board of Directors is not aware of any matter to come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Annual Meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters insofar as the Proxies are not limited to the contrary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (i.e., the Common Stock), to file reports of ownership and changes in ownership of such securities with the Commission. Officers, Directors and greater-than-ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of the forms furnished to the Company during or with respect to 1996, and written representations from certain reporting persons, the Company believes that no officer, Director or greater-than-ten-percent beneficial owner failed to file on a timely basis during the year ended December 31, 1996 any report required by Section 16(a) of the Securities Exchange Act of 1934.

          DATE TO SUBMIT STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

        Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1998 must do so no later than December 30, 1997. To be eligible for inclusion in the 1998 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        Upon the receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent fiscal year. Written requests for such Report should be directed to:

                    Chief Financial Officer
                    Elcom International, Inc.
                    10 Oceana Way
                    Norwood, MA 02062

        You are urged to sign and return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS,

                                           Laurence F. Mulhern
                                           Secretary

April 28, 1997

                                                                       EXHIBIT A

                           THE 1996 STOCK OPTION PLAN
                          OF ELCOM INTERNATIONAL, INC.

                                                                 August 19, 1996

        Elcom International, Inc. hereby adopts a stock option plan for the benefit of certain persons and subject to the terms and provisions set forth below.

        1. Definitions. The following terms shall have the meanings set forth below whenever used in this instrument:

          (a) The word "Affiliate" shall mean any corporation which, on the effective date of the Plan, is, within the meaning of Section 1563(a) of the Code, a member of a controlled group of corporations which includes the Company.

          (b) The word "Board" shall mean the Board of Directors of the Company.

          (c) The word "Code" shall mean the United States Internal Revenue Code (Title 26 of the United States Code) as the same may be amended from time to time.

          (d) The word "Committee" shall mean the Compensation Committee appointed by the Board.

          (e) The words "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

          (f) The word "Company" shall mean Elcom International, Inc., a Delaware corporation, and its Subsidiaries, if any, and any successor thereto which shall maintain this Plan.

          (g) The words "Incentive Stock Option" shall mean any option which qualifies as an incentive stock option under the terms of Section 422A of the Code.

          (h) The words "Key Personnel" shall mean any person whose performance as an employee (whether or not as Director) or as an independent contractor or outside Director of the Company or an Affiliate of the Company is, in the judgment of the Committee, important to the successful operation of the Company or a Subsidiary.

          (i) The word "Optionee" shall mean any Key Personnel, or the nominee designated by such Key Personnel and acceptable to the Committee, to whom a stock option has been granted pursuant to this Plan, or the transferee thereof, as allowed by the Committee and/or the Board.

          (j) The word "Plan" shall mean The 1996 Stock Option Plan of Elcom International, Inc., as it was originally adopted, and as it may be amended.

          (k) The word "Subsidiary" shall mean any corporation at least 50% of the common stock of which is owned directly or indirectly by the Company.

          (l) The words "Substantial Stockholder" shall mean any Key Personnel who owns more than 10% of the total combined voting power of all classes of stock of the Company. Ownership shall be determined in accordance with
     Section 424(d) of the Code and lawful applicable regulations.

        2. Purpose of the Plan. The purpose of the Plan is to provide Key Personnel with greater incentive to serve and promote the interests of the Company and its stockholders. The premise of the Plan is that, if such Key Personnel acquire a proprietary interest in the business of the Company or increase such proprietary interest as they may already hold, then the incentive of such Key Personnel to work toward the Company's continued success will be commensurately increased. Accordingly, the Company will, from time to time during the effective period of the Plan, grant to such Key Personnel as may be selected to participate in the Plan, options to purchase Common Stock on the terms and subject to the conditions set forth in the Plan.

        3. Effective Date of the Plan. The Plan shall become effective as of August 19, 1996. In the event the Plan is not approved by the requisite vote of the holders of the outstanding shares of voting capital stock of the Company by August 19, 1997, any purported incentive stock options granted hereunder shall be thereafter treated as non-qualified stock options for all purposes hereunder.

        4. Administration of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any amendment of or successor to such Rule as may be in effect from time to time and an "outside director" within the meaning of Section 162(m) of the Code or any amendment of or successor to such provision as may be in effect from time to time. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be acts of the Committee. Subject to the terms and conditions of the Plan, and in addition to the other authorizations granted to the Committee under the Plan, the Committee shall have full and final authority in its absolute discretion:

          (a) to select the Key Personnel to whom options will be granted;

          (b) to determine the number of shares of Common Stock subject to any option;

          (c) to determine the time when options will be granted;

          (d) to determine the option price of Common Stock subject to an option;

          (e) to determine the time or times when each option may be exercised, and the duration of the exercise period;

          (f) to determine whether and to what extent an option is an Incentive Stock Option; provided, however, that Incentive Stock Options may only be granted to employees of the Company;

          (g) to prescribe the form of the option agreements governing the options which are granted under the Plan and to set the provisions of such option agreements as the Committee may deem necessary or desirable provided such provisions are not contrary to the terms and conditions of either the Plan or, where the option is an Incentive Stock Option, Section 422A of the Code;

          (h) to adopt, amend and rescind such rules and regulations as, in the Committee's opinion, may be advisable in the administration of the Plan; and

          (i) to construe and interpret the Plan, the rules and regulations and the instruments evidencing options granted under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan.

Any decision made or action taken by the Committee in connection with the administration, interpretation, and implementation of the Plan and of its rules and regulations, shall, to the extent permitted by law, be conclusive and binding upon all Optionees under the Plan and upon any person claiming under or through such an Optionee. Neither the Committee nor any of its members shall be liable for any act taken by the Committee pursuant to the Plan. No member of the Committee shall be liable for the act of any other member.

        5. Persons Eligible for Options. Subject to the restrictions herein contained, options may be granted from time to time in the discretion of the Committee only to such Key Personnel as designated by the Committee (or their designees acceptable to the Committee, in its sole discretion), whose initiative and efforts contribute or may be expected to contribute to the continued growth and future success of the Company and/or its Subsidiaries. Notwithstanding the preceding sentence, any Key Personnel who renounces in writing any right he or she may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan. The Committee may grant more than one option to the same Key Personnel.

        6. Shares Subject to the Plan. Subject to the provisions of the next succeeding provisions of this Section 6, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall be 2,400,000 shares of Common Stock. The maximum number of shares of Common Stock for which options may be granted under the Plan to any one Key Personnel in any one fiscal year of the Company is

300,000, subject to the other provisions of this Section 6. Either treasury or authorized and unissued shares of Common Stock, or both, in such amounts, within the maximum limit of the Plan, as the Committee shall from time to time determine, may be so issued. All shares of Common Stock which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan to any Key Personnel. In addition, any shares of Common Stock which are retained to satisfy an Optionee's withholding tax obligations or which are transferred to the Company by an Optionee to satisfy such obligations or to pay all or any portion of the option price in accordance with the terms of the Plan, may be made available for reoffering under the Plan to any Key Personnel. If an option granted under this Plan is exercised, any shares of Common Stock which are the subject thereof shall not thereafter be available for reoffering under the Plan, except in accordance with the preceding sentence.

        In the event that subsequent to the date of adoption of the Plan by the Board, the outstanding shares of Common Stock are, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change, including without limitation any transaction described in Section 424(a) of the Code, increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, then (i) there shall automatically be substituted for each share of Common Stock subject to an unexercised option granted under the Plan and each share of Common Stock available for additional grants of options under the Plan the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be exchanged,
(ii) the option price per share of Common Stock or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to options, the provisions of the Plan, and option agreements as may be appropriate, equitable and in compliance with the provisions of
Section 424(a) of the Code to the extent applicable and any such adjustment shall be final, binding and conclusive as to each Optionee. Any such adjustment shall provide for the elimination of fractional shares.

        7.  Option Provisions.

        (a) Option Price. The option price per share of Common Stock which is the subject of an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date the option is granted; provided, however, that if any Key Personnel to whom an Incentive Stock Option is granted is, at the time of the grant, a Substantial Stockholder, the option price per share of Common Stock shall be determined by the Committee but shall not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the option is granted. The option price per share of Common Stock under each option granted pursuant to the Plan which is not an Incentive Stock Option shall be determined by the Committee at the time of grant. Such fair market value shall be determined in accordance with procedures to be established by the Committee. The day on which the Committee approves the granting of an option shall be deemed for all purposes hereunder the date on which the option is granted, unless another effective date for such grant is specified by the Committee.

        (b) Period of Option. The Committee shall determine when each option is to expire but no option shall be exercisable after ten (10) years have elapsed from the date upon which the option is granted; provided, however, that no Incentive Stock Option granted to a person who is a Substantial Stockholder at the time of the grant of such option shall be exercisable after five (5) years have elapsed from the date upon which the option is granted.

         (c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, or as otherwise determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the Committee in its absolute discretion, only the Optionee may exercise an option; provided, that a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee. Except as it may otherwise be determined by the Committee in any particular instance, whether before or after the date of grant of an option and subject to any and all terms and conditions as determined by the

Committee in its absolute discretion, (a) no option granted hereunder shall be transferable except as otherwise provided in the event of an Optionee's death or, to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code, or the rules thereunder, and (b) no option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

        (d) Conditions Governing Exercise of Option. The Committee may, in its absolute discretion, either require that, prior to the exercise of any option granted hereunder, the Optionee shall have been an employee or independent contractor for a specified period of time after the date such option was granted, or make any option granted hereunder immediately exercisable. Each option shall be subject to such additional or different restrictions or conditions with respect to the time and method of exercise as shall be prescribed by the Committee. Upon satisfaction of any such conditions, the option may be exercised in whole or in part at any time during the option period. Options shall be exercised by the Optionee (i) giving written notice to the Company of the Optionee's exercise of the option accompanied by full payment of the purchase price either in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock (either by delivery to the Company of already-owned shares or having the Company withhold shares to be issued) having a fair market value on the date the option is exercised equal to that portion of the purchase price for which payment in cash is not made, and (ii) making appropriate arrangements acceptable to the Company with respect to income tax withholding, as required, which arrangements may include, at the absolute discretion of the Committee, in lieu of other withholding arrangements, (a) the Company withholding from issuance to the Optionee such number of shares of Common Stock otherwise issuable upon exercise of the option as the Company and the Optionee may agree, or (b) the Optionee's delivery to the Company of shares of Common Stock having a fair market value on the date the option is exercised equal to that portion of the withholding obligation for which payment in cash is not made. Certain dissolutions or liquidations of the Company or, unless the surviving corporation assumes said options, mergers or consolidations in which the Company is not the surviving corporation, may cause each outstanding option to terminate, provided that during the option period each Optionee shall have the right during the period, if any, prescribed in the option agreement prior to such dissolution or liquidation, or merger or consolidation in which the Company is not the surviving corporation, to exercise the then exercisable portion of his or her option in whole or in part without regard to any limitations contained in the Plan or the option agreement. Additional provision with respect to acquisitions, mergers, liquidations or dissolutions may be made in the option agreement.

        (e) Termination of Employment, Etc. If an Optionee ceases to be either an employee, outside Director or independent contractor, of the Company and all Subsidiaries, as applicable (the "Cessation Date"), then the Committee shall have absolute discretion to establish, in the option agreement or otherwise, the restrictions on the exercisability of options granted hereunder. An Optionee's employment shall not be deemed to have terminated while he is on a military, sick or other bona fide approved leave of absence from the Company or a Subsidiary as such a leave of absence is described in Section 1.421-7(h) of the Federal Income Tax Regulations or any lawful successor regulations thereto. If the stock option is an Incentive Stock Option, no option agreement shall:

          (i) permit any Optionee to exercise any Incentive Stock Option more than three (3) months after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was other than his death or his disability (as such term is defined by Section 105(d)(4) of the Code); or

          (ii) permit any Optionee to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if the reason for the Optionee's cessation of employment was the Optionee's disability (as such term is defined by Section 105(d)(4) of the Code); or

          (iii) permit any person to exercise any Incentive Stock Option more than one (1) year after the date the Optionee ceased to be employed by the Company or any Subsidiary if either (A) the reason for the Optionee's cessation of employment was his death or (B) the Optionee died within three
     (3) months after ceasing to be employed by the Company or any Subsidiary.

If any option is by terms of the option agreement exercisable following the Optionee's death, then such option shall be exercisable by the Optionee's estate, or the person designated in the Optionee's Last Will and Testament, or the person to whom the option was transferred by the applicable laws of descent and distribution or by approval of the Committee.

        (f) Limitations on Grant of Incentive Stock Options. In no event may Incentive Stock Options be granted hereunder to any person other than an employee of the Company. During the calendar year in which any Incentive Stock Option first becomes exercisable, the aggregate fair market value of the shares of Common Stock which are subject to Incentive Stock Options (determined as of the date the Incentive Stock Options were granted) shall not exceed the sum of One Hundred Thousand Dollars ($100,000). Options which are not designated as Incentive Stock Options shall not be subject to the limitations described in the preceding sentence and shall not be counted when applying such limitation.

        (g) Prohibition of Alternative Options. It is intended that Key Personnel who are employees may be granted, simultaneously or from time to time, Incentive Stock Options or other stock options, but no eligible Key Personnel shall be granted alternative rights in Incentive Stock Options and other stock options so as to prevent options granted as Incentive Stock Options from qualifying as such within the meaning of Section 422A of the Code.

        (h) Waiver by Committee of Conditions Governing Exercise of Option. The Committee may, in its sole discretion, waive, alter or amend any restrictions or conditions set forth in an option agreement concerning an Optionee's right to exercise any option and/or the time and method of exercise.

        8. Amendments to the Plan. The Committee is authorized to interpret the Plan and from time to time adopt any rules and regulations for carrying out the Plan that it may deem advisable. Subject to the approval of the Board, the Committee may at any time amend, modify, suspend or terminate the Plan. In no event, however, without the approval of the Company's stockholders, shall any action of the Committee or the Board result in:

          (a) amending, modifying or altering the eligibility requirements provided in Section 5 hereof; or

          (b) increasing or decreasing, except as provided in Section 6 hereof, the maximum number of shares for which options may be granted; or

          (c) decreasing the minimum option price per share at which options may be granted under the Plan, as provided in Section 7(a) hereof;

          (d) extending either the maximum period during which an option is exercisable as provided in Section 7(b) hereof or the date on which the Plan shall terminate as provided in Section 12 hereof; or

          (e) changing the requirements relating to the Committee;

except as necessary to conform the Plan and/or the option agreements to changes in the Code or other governing law. No option may be granted during any suspension of this Plan or after this Plan has terminated and no amendment, suspension or termination shall, without the Optionee's consent, alter or impair any of the rights or obligations under an option theretofore granted to such Optionee under this Plan.

        9. Investment Representation, Approvals and Listing. The Committee may condition its grant of any option hereunder (or any transfer allowed in its discretion) upon receipt of an investment representation from the Optionee which shall be substantially similar to the following:

        "Optionee agrees that any shares of Common Stock of Elcom International, Inc. which may be acquired by virtue of the exercise of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the shares of Common Stock of Elcom International, Inc. which are subject to this option shall be registered under the Securities Act of 1933, as amended, for issuance to the Optionee or in the event there is presented to Elcom International, Inc. an opinion of counsel or other evidence satisfactory to Elcom International, Inc. to the effect that the offer and sale of the shares of Common

        Stock of Elcom International, Inc. which are subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended".

The Company shall not be required to issue any certificates for shares of Common Stock upon the exercise of an option granted under the Plan prior to (i) obtaining any approval from any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on any national securities exchange or the NASDAQ National Market on which the shares of Common Stock may be listed, (iii) completion of any registration or other qualification of the shares of Common Stock under any state or federal law or ruling or regulations of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable, or the determination by the Committee, in its sole discretion, that any registration or other qualification of the shares of Common Stock is not necessary or advisable, and (iv) obtaining an investment representation from the Optionee in the form set forth above or in such other form as the Committee, in its sole discretion, shall determine to be adequate.

        10.  General Provisions.

        (a) Option Agreements Need Not Be Identical. The form and substance of option agreements, whether granted at the same or different times, need not be identical.

        (b) No Right To Be Employed, Etc. Nothing in the Plan or in any option agreement shall confer upon any Optionee any right to continue in the employ of the Company or a Subsidiary, or to serve as a member of the Board or as an independent contractor, or to be entitled to receive any remuneration or benefits not set forth in the Plan or such option agreement, or to interfere with or limit either the right of the Company or a Subsidiary to terminate the employment of, or independent contractor relationship with, such Optionee at any time or the right of the stockholders of the Company to remove him as a member of the Board with or without cause.

        (c) Optionee Does Not Have Rights Of Stockholder. Nothing contained in the Plan or in any option agreement shall be construed as entitling any Optionee to any rights of a stockholder as a result of the grant of an option until such time as shares of Common Stock are actually issued to such Optionee pursuant to the exercise of an option.

        (d) Successors In Interest. The Plan shall be binding upon the successors and assigns of the Company.

        (e) No Liability Upon Distribution of Shares. The liability of the Company under the Plan and any distribution of shares of Common Stock made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company or the Committee in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state or local tax authority and/or any securities regulatory authority.

        (f) Taxes. Appropriate provisions shall be made for all taxes required to be withheld and/or paid in connection with the options or the exercise thereof, and the transfer of Common Stock pursuant thereto, under the applicable laws or other regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign.

        (g) Use of Proceeds. The cash proceeds received by the Company from the issuance of shares of Common Stock pursuant to the Plan will be used for general corporate purposes, or in such other manner as the Board deems appropriate.

        (h) Expenses. The expenses of administering the Plan shall be borne by the Company.

        (i) Captions. The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

        (j) Number. The use of the singular or plural herein shall not be restrictive as to number and shall be interpreted in all cases as the context may require.

        (k) Gender. The use of the feminine, masculine or neuter pronoun shall not be restrictive as to gender and shall be interpreted in all cases as the context may require.

        11. Termination of the Plan. The Plan shall terminate on August 19, 2006, and thereafter no options shall be granted under the Plan. All options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms of the option agreements governing such options and the terms and conditions of the Plan.

        12. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware and any applicable federal law.

        13. Venue. The venue of any claim brought hereunder by an Optionee shall be Boston, Massachusetts.

        14. Changes in Governing Rules and Regulations. All references herein to the Code or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.

        IN WITNESS WHEREOF, Elcom International, Inc., by its appropriate officer duly authorized, has executed this document as of the 19th day of August, 1996.

                                          ELCOM INTERNATIONAL, INC.

                                                 /s/ ROBERT J. CROWELL
                                          By: ..................................
                                                    ROBERT J. CROWELL,
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER

                            ELCOM INTERNATIONAL, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS, JUNE 10, 1997

         The undersigned hereby constitutes and appoints Robert J. Crowell and Laurence F. Mulhern, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote all of the shares of Common Stock, $.01 par value per share, of Elcom International, Inc. held of record as of April 17, 1997 by the undersigned at the Annual Meeting of Stockholders of Elcom International, Inc. to be held at The Hilton at Dedham Place, 1 Allied Drive, Dedham, Massachusetts on Tuesday, June 10, 1997 at 10:00 a.m. (E.D.T.), and at any adjournment or postponement thereof, on all matters coming before said meeting.

         You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[ELCOM INTERNATIONAL LOGO]

                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES AS DIRECTORS AND FOR THE RATIFICATION AND APPROVAL OF THE 1996 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC. AND THE OPTIONS GRANTED THEREUNDER TO DATE.

1. ELECTION OF DIRECTORS - To elect two Directors of the class whose term of office will otherwise expire in 1997 for a three-year term ending at the Annual Meeting of Stockholders in 2000. Nominees for Director: CLASS II: J. Richard Cordsen and Richard J. Harries, Jr. The Board of Directors recommends a vote FOR the election of both nominees for Director.



[ ]           FOR               [ ]   WITHHELD
              BOTH                    FROM BOTH
              NOMINEES                NOMINEES



[ ]   For, except vote withheld from the following nominee:
                                                           ---------------------

2. RATIFICATION AND APPROVAL OF THE 1996 STOCK OPTION PLAN OF ELCOM INTERNATIONAL, INC. AND THE OPTIONS GRANTED THEREUNDER TO DATE.

     The Board of Directors recommends a vote FOR the ratification and approval of The 1996 Stock Option Plan of Elcom International, Inc. and the options granted thereunder to date.


FOR   [ ]                       AGAINST  [ ]                ABSTAIN  [ ]



3. IN THEIR DISCRETION TO ACT ON ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:                     Date:
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Signature:                     Date:
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